Exhibit 8.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue

Beijing 100738, P. R. China

Tel: +86 10 8525 5500   Fax: +86 10 6525 5511 / 8525 5522

Beijing · Shanghai · Shenzhen · Hong Kong

www.hankunlaw.com

May 9, 2022

To:

KE Holdings Inc.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws, regulations, rules judicial interpretations and other legislations of the PRC effective as of the date hereof.

We are acting as PRC counsel to KE Holdings Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the proposed offering of certain American depositary shares, each representing three Class A ordinary shares of par value US$0.00002 per share of the Company.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Company and the PRC Companies (as defined below).

In giving this opinion, we have assumed without independent investigation that (the “Assumptions”):

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws other than PRC Laws (as defined below) in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“PRC Companies”	means the entities as set forth in Appendix A hereto.
“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)	Taxation. The statements made in the Registration Statement under the caption “Taxation – PRC Taxation”, with respect to the PRC tax laws and regulations or interpretations, are correct and accurate in all material respects.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

(6)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(7)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of PRC Companies

1.	Beijing Lianjia Zhidi Real Estate Brokerage Co., Ltd. (北京链家置地房地产经纪有限公司)

2.	Deyou Real Estate Agency Co., Ltd. (德佑房地产经纪有限公司)

3.	Beike Zhaofang (Beijing) Technology Co., Ltd. (贝壳找房（北京）科技有限公司)

4.	Beike Technology Co., Ltd. (贝壳技术有限公司)

5.	Sichuan Lianjia Real Estate Brokerage Co., Ltd. (四川链家房地产经纪有限公司)

6.	Chengdu Fangjianghu Information Technology Co., Ltd. (成都房江湖信息科技有限公司)

7.	Beijing Lianjia Gaoce Real Estate Brokerage Co., Ltd. (北京链家高策房地产经纪有限公司)

8.	Shenzhen Lianjia Real Estate Brokerage Co., Ltd. (深圳链家房地产经纪有限公司)

9.	Beijing Fangyuan Real Estate Consulting Service Co., Ltd. (北京方源房地产咨询服务有限公司)

10.	Tianjin Lianjia Fangjianghu Technology Co., Ltd. (天津链家房江湖科技有限公司)

11.	Chongqing Naohaifang Jianghu Information Technology Co., Ltd. (重庆闹海房江湖信息科技有限公司)

12.	Zhengzhou Fangjianghu Information Technology Co., Ltd. (郑州房江湖信息科技有限公司)

13.	Tianjin Lianjiabaoye Real Estate Brokerage Co., Ltd. (天津链家宝业房地产经纪有限公司)

14.	Beijing Lianjia Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司)

15.	Tianjin Xiaowu Information & Technology Co., Ltd (天津小屋信息科技有限公司)

16.	Shenzhen Fangjianghu Technology Co., Ltd. (深圳房江湖科技有限公司)

17.	Shanghai Chenhaibei Network Technology Co., Ltd. (上海晨海贝网络科技有限公司)

18.	Shanghai Xiaoheng Network Technology Co., Ltd. (上海小桁网络科技有限公司)

19.	Shanghai Deyou Property Consulting Co., Ltd. (上海德佑物业顾问有限公司)

20.	Guangdong Lianjia Real Estate Brokerage Co., Ltd. (广东链家房地产经纪有限公司)

21.	Xi’an Fangjianghu Information Technology Co., Ltd. (西安房江湖信息科技有限公司)

22.	Wuhan Fangjianghu Information Technology Co., Ltd. (武汉房江湖信息科技有限公司)

23.	Guangzhou Fangjianghu Technology Co., Ltd. (广州房江湖科技有限公司)

24.	Chongqing Naohai Technology Co., Ltd. (重庆闹海科技有限公司)

25.	Beike Zhaofangwang (Beijing) Information Technology Co., Ltd. (贝壳找房网（北京）信息技术有限公司)

26.	Rushizhishu (Beijing) Technology Co., Ltd. (如视智数（北京）科技有限公司)

27.	Beijing Fangjianghu Technology Co., Ltd. (北京房江湖科技有限公司)

28.	Deyou (Tianjin) Real Estate Services Co., Ltd. (德佑（天津）房地产经纪服务有限公司)

29.	Chengdu Fangyuan Real Estate Consulting Services Co., Ltd. (成都方源房地产咨询服务有限公司)

30.	Beike (Tianjin) Investment Co., Ltd. (贝壳（天津）投资有限公司)

31.	Jinbei (Tianjin) Technology Co., Ltd. (金贝（天津）技术有限公司)

32.	Beike Jinke (Tianjin) Technology Co., Ltd. (贝壳金科（天津）技术有限公司)

33.	Lianjia (Tianjin) Enterprise Management Co., Ltd. (链家（天津）企业管理有限公司)

34.	Beijing Yiju Taihe Technology Co., Ltd. (北京宜居泰和科技有限公司)

35.	Beijing Zhongrongxin Financing Guarantee Co., Ltd. (北京中融信融资担保有限公司)

36.	Beijing Lifangtong Payment Technology Co., Ltd. (北京理房通支付科技有限公司)

37.	Zhongjia Guotai Commercial Factoring (Shenzhen) Co., Ltd. (中嘉国泰商业保理（深圳）有限公司)